Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

XM Satellite Radio Holdings Inc.:

We consent to the incorporation by reference in the registration statements Nos. 333-47570, 333-93529, 333-89132 and 333-85804 on Forms S-3 and Nos. 333-92049, 333-65022, 333-65020 and 333-97611 on Form S-8 of XM Satellite Radio Holdings Inc. and subsidiaries of our reports dated March 27, 2003 with respect to the consolidated balance sheets of XM Satellite Radio Holdings Inc. and subsidiaries as of December 31, 2002 and 2001 and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2002, and related schedule, which reports appear in the December 31, 2002 annual report on Form 10-K of XM Satellite Radio Holdings Inc. and subsidiaries. Those reports contain an explanatory paragraph that states that the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.”

/s/    KPMG LLP

McLean, VA

March 28, 2003